Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-77229 of T REIT, Inc. on Form S-11 of our report dated March 31, 2005 appearing in this Annual Report on Form 10-K of T REIT, Inc. for the year ended December 31, 2004.

DELOITTE & TOUCHE, LLP
Los Angeles, California
March 31, 2005